Exhibit 99.1
Marathon Petroleum Corp. Reports First-Quarter 2023 Results
•First-quarter net income attributable to MPC of $2.7 billion, or $6.09 per diluted share; adj. EBITDA of $5.2 billion
•Net cash provided by operating activities of $4.1 billion, reflecting strong execution
•Commenced STAR project operations; progressed Martinez Renewable Fuels facility into Phase II
•Returned $3.5 billion of capital through $3.2 billion of share repurchases and $337 million of dividends
•Announced additional $5 billion share repurchase authorization

FINDLAY, Ohio, May 2, 2023 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $2.7 billion, or $6.09 per diluted share, for the first quarter of 2023, compared with net income attributable to MPC of $845 million, or $1.49 per diluted share, for the first quarter of 2022.
Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $5.2 billion for the first quarter of 2023, compared with $2.6 billion for the first quarter of 2022.

“Our first-quarter results reflect strong operational and commercial execution across the company,” said President and Chief Executive Officer Michael J. Hennigan. “The business generated $4.1 billion of net cash provided by operating activities in the first quarter. We continue to enhance our portfolio, including the Galveston Bay STAR project, which successfully commenced operations in April and the Martinez Renewables facility, which continues to progress Phase II. We returned over $3.5 billion through share repurchases and dividends during the quarter.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2023	2022
Refining & Marketing Segment
Segment income from operations	$3,032	$768
Add: Depreciation and amortization	464	461
Refining planned turnaround costs	357	145
Refining & Marketing segment adjusted EBITDA	3,853	1,374

Midstream Segment
Segment income from operations	1,213	1,072
Add: Depreciation and amortization	317	331
Midstream segment adjusted EBITDA	1,530	1,403

Subtotal	5,383	2,777
Corporate	(184)	(151)
Add: Depreciation and amortization	19	13
Adjusted EBITDA	$5,218	$2,639

Refining & Marketing (R&M)
Segment adjusted EBITDA was $3.9 billion in the first quarter of 2023, versus $1.4 billion for the first quarter of 2022. Refining and Marketing segment adjusted EBITDA was $15.09 per barrel for the first quarter of 2023, versus $5.39 per barrel for the first quarter of 2022. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $357 million in the first quarter of 2023 and $145 million in the first quarter of 2022. The increase in segment adjusted EBITDA was driven by higher R&M margins.
R&M margin was $26.15 per barrel for the first quarter of 2023, versus $15.31 per barrel for the first quarter of 2022. Crude capacity utilization was approximately 89%, driven by planned maintenance activity in the Gulf Coast region, resulting in total throughput of 2.8 million barrels per day for the first quarter of 2023.
Refining operating costs per barrel were $5.68 for the first quarter of 2023, versus $5.22 for the first quarter of 2022. This increase was primarily driven by higher expenses for projects conducted during turnaround activity.
Midstream
Segment adjusted EBITDA was $1.5 billion in the first quarter of 2023, versus $1.4 billion for the first quarter of 2022, as growth in throughputs and higher rates more than offset lower natural gas liquids prices.
Corporate and Items Not Allocated
Corporate expenses totaled $184 million in the first quarter of 2023, compared with $151 million in the first quarter of 2022.

Financial Position, Liquidity, and Return of Capital
As of March 31, 2023, MPC had $11.5 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.
In the first quarter, the company returned $3.5 billion of capital through $3.2 billion of share repurchases and $337 million of dividends. And, in April, the company repurchased $1.2 billion of company shares.
Additionally, the Board of Directors has approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company has a total of $9.0 billion available under its share repurchase authorization. The authorization has no expiration date. MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.
Strategic and Operations Update
The Martinez Renewable Fuels facility reached full Phase I production capacity of 260 million gallons per year of renewable fuels, ramping to design rates and yields as planned. Phase II construction activities are on schedule. Pretreatment capabilities are expected to come online in the second half of 2023, and the facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
At its Galveston Bay refinery, the company completed the STAR project, which is expected to add 40,000 barrels per day of incremental crude capacity and 17,000 barrels per day of resid processing capacity. Start-up activities are progressing with utilization expected to increase throughout the second quarter of 2023.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, fostering a low-cost culture, and optimizing the portfolio. MPLX is advancing growth projects anchored in the Marcellus, Permian and Bakken basins.
Second Quarter 2023 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.20
Distribution costs (in millions)	$1,350
Refining planned turnaround costs (in millions)	$400
Depreciation and amortization (in millions)	$480

Refinery throughputs (mbpd):
Crude oil refined	2,645
Other charge and blendstocks	215
Total	2,860

Corporate (in millions)	$175

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions, diversity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs, or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions due to inflation, rising interest rates, the military conflict between Russia and Ukraine, future resurgences of the COVID-19 pandemic or otherwise; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects, including meeting the expected production rates for the Martinez renewable fuels facility and STAR project within the expected timeframes if at all; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframes if at all; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2022, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(In millions, except per-share data)	2023	2022
Revenues and other income:
Sales and other operating revenues	$34,864	$38,058
Income from equity method investments	133	142
Net gain (loss) on disposal of assets	3	(18)
Other income	77	202
Total revenues and other income	35,077	38,384
Costs and expenses:
Cost of revenues (excludes items below)	29,294	35,068
Depreciation and amortization	800	805
Selling, general and administrative expenses	691	603
Other taxes	231	192
Total costs and expenses	31,016	36,668
Income from operations	4,061	1,716
Net interest and other financial costs	154	262
Income before income taxes	3,907	1,454
Provision for income taxes	823	282
Net income	3,084	1,172
Less net income attributable to:
Redeemable noncontrolling interest	23	21
Noncontrolling interests	337	306
Net income attributable to MPC	$2,724	$845

Per share data
Basic:
Net income attributable to MPC per share	$6.13	$1.50
Weighted average shares outstanding (in millions)	444	564
Diluted:
Net income attributable to MPC per share	$6.09	$1.49
Weighted average shares outstanding (in millions)	447	568

Income Summary (unaudited)

	Three Months Ended March 31,
(In millions)	2023	2022
Refining & Marketing	$3,032	$768
Midstream	1,213	1,072
Corporate	(184)	(151)
Income from operations before items not allocated to segments	4,061	1,689
Items not allocated to segments:
Litigation	—	27
Income from operations	$4,061	$1,716

Capital Expenditures and Investments (unaudited)

	Three Months Ended March 31,
(In millions)	2023	2022
Refining & Marketing	$421	$244
Midstream	241	283
Corporate(a)	28	46
Total	$690	$573

(a)Includes capitalized interest of $21 million and $23 million for the first quarter 2023 and the first quarter 2022, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended March 31,
	2023	2022
Refining & Marketing margin(a)	$26.15	$15.31
Less:
Refining operating costs(b)	5.68	5.22
Distribution costs(c)	5.26	4.79
Other income(d)	0.12	(0.09)
Refining & Marketing segment adjusted EBITDA	15.09	5.39
Less:
Refining planned turnaround costs	1.40	0.57
Depreciation and amortization	1.82	1.81
Refining & Marketing income from operations	$11.87	$3.01

Fees paid to MPLX included in distribution costs above	$3.66	$3.46

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.

Refining & Marketing - Supplemental Operating Data	Three Months Ended March 31,
	2023	2022
Refining & Marketing refined product sales volume (mbpd)(a)	3,352	3,293
Crude oil refining capacity (mbpcd)(b)	2,898	2,887
Crude oil capacity utilization (percent)(b)	89	91

Refinery throughputs (mbpd):
Crude oil refined	2,566	2,624
Other charge and blendstocks	271	209
Net refinery throughput	2,837	2,833

Sour crude oil throughput (percent)	41	47
Sweet crude oil throughput (percent)	59	53

Refined product yields (mbpd):
Gasoline	1,508	1,483
Distillates	1,024	978
Propane	67	69
NGLs and petrochemicals	157	161
Heavy fuel oil	31	86
Asphalt	84	87
Total	2,871	2,864
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	45	59

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs, refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended March 31,
	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$25.94	$16.14
Refining operating costs	4.55	4.51
Refining planned turnaround costs	2.59	0.80
Refining depreciation and amortization	1.44	1.41

Gulf Coast Region	Three Months Ended March 31,
	2023	2022
Refinery throughputs (mbpd):
Crude oil refined	956	1,017
Other charge and blendstocks	195	148
Gross refinery throughput	1,151	1,165

Sour crude oil throughput (percent)	41	57
Sweet crude oil throughput (percent)	59	43

Refined product yields (mbpd):
Gasoline	622	595
Distillates	401	374
Propane	38	40
NGLs and petrochemicals	95	103
Heavy fuel oil	3	56
Asphalt	18	20
Total	1,177	1,188
Inter-region refinery transfers included in throughput and yields above (mbpd)	16	28

Mid-Continent Region	Three Months Ended March 31,
	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$26.78	$12.35
Refining operating costs	5.26	4.64
Refining planned turnaround costs	0.47	0.28
Refining depreciation and amortization	1.56	1.60

Refinery throughputs (mbpd):
Crude oil refined	1,111	1,105
Other charge and blendstocks	76	68
Gross refinery throughput	1,187	1,173

Sour crude oil throughput (percent)	27	27
Sweet crude oil throughput (percent)	73	73

Refined product yields (mbpd):
Gasoline	621	626
Distillates	437	414
Propane	19	21
NGLs and petrochemicals	37	38
Heavy fuel oil	11	12
Asphalt	66	67
Total	1,191	1,178
Inter-region refinery transfers included in throughput and yields above (mbpd)	7	9

West Coast Region	Three Months Ended March 31,
	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$25.16	$19.99
Refining operating costs	8.49	7.36
Refining planned turnaround costs	0.80	0.64
Refining depreciation and amortization	1.36	1.35

Refinery throughputs (mbpd):
Crude oil refined	499	502
Other charge and blendstocks	45	52
Gross refinery throughput	544	554

Sour crude oil throughput (percent)	73	70
Sweet crude oil throughput (percent)	27	30

Refined product yields (mbpd):
Gasoline	279	292
Distillates	190	190
Propane	10	8
NGLs and petrochemicals	34	29
Heavy fuel oil	35	38
Asphalt	—	—
Total	548	557
Inter-region refinery transfers included in throughput and yields above (mbpd)	22	22

Midstream Operating Statistics (unaudited)

	Three Months Ended March 31,
	2023	2022
Pipeline throughputs (mbpd)(a)	5,697	5,423
Terminal throughput (mbpd)	3,091	2,941
Gathering system throughput (million cubic feet per day)(b)	6,359	5,276
Natural gas processed (million cubic feet per day)(b)	8,605	8,267
C2 (ethane) + NGLs fractionated (mbpd)(b)	593	526

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	March 31, 2023	December 31, 2022
(In millions)
Cash and cash equivalents	$7,960	$8,625
Short-term investments	3,492	3,145
Total consolidated debt(a)	27,280	26,700
MPC debt	6,886	6,904
MPLX debt	20,394	19,796
Redeemable noncontrolling interest	968	968
Equity	32,695	34,119
Shares outstanding	430	454

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2023	2022
Net income attributable to MPC	$2,724	$845
Net income attributable to noncontrolling interests	360	327
Provision for income taxes	823	282
Net interest and other financial costs	154	262
Depreciation and amortization	800	805
Refining planned turnaround costs	357	145
Litigation	—	(27)
Adjusted EBITDA	$5,218	$2,639

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We believe this non-GAAP financial measure is used to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended March 31,
(In millions)	2023	2022
Refining & Marketing segment adjusted EBITDA	$3,853	$1,374
Plus (Less):
Depreciation and amortization	(464)	(461)
Refining planned turnaround costs	(357)	(145)
Selling, general and administrative expenses	592	508
(Income) loss from equity method investments	36	(12)
Net gain on disposal of assets	(3)	—
Other income	(51)	(181)
Refining & Marketing gross margin	3,606	1,083
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,745	2,389
Depreciation and amortization	464	461
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(67)	14
Other taxes included in Refining & Marketing margin	(71)	(43)
Refining & Marketing margin	$6,677	$3,904

Refining & Marketing margin by region:
Gulf Coast	$2,651	$1,653
Mid-Continent	2,844	1,293
West Coast	1,182	958
Refining & Marketing margin	$6,677	$3,904

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.